Press Release	Source: Petrol Oil and Gas, Inc.

Petrol Oil and Gas to Announce Fourth Quarter and Year-End Results on Thursday, March 30th

Friday March 24, 9:00 am ET

Company to Hold First-Ever Conference Call to Discuss Results and 2006 Outlook at 4:30 P.M. Eastern Standard Time

LAS VEGAS--(BUSINESS WIRE)--March 24, 2006--Petrol Oil and Gas, Inc. (OTCBB:POIG - News), an independent energy exploration and development company with properties in Kansas and Missouri, announced today that it will release its fourth quarter and year-end results for the year ended December 31, 2005 on Thursday, March 30th after the market closes.

The Company will hold a conference call at 4:30 p.m. eastern time to discuss the results and outlook for 2006. Interested participants should call (877) 803-5726 for domestic access or (706) 679-6112 for international access. Please reference Conference I.D. Number 7032331.

There will be a playback available until midnight, April 30, 2006. To listen to the playback, please call (800) 642-1687 for domestic access or (706) 645-9291 for international access. Please use pass code 7032331 for the replay.

This call is being webcast and can be accessed through Petrol Oil and Gas's web site at www.petroloilandgas.com until April 30, 2006.

About Petrol Oil and Gas, Inc.

Petrol Oil and Gas, Inc. is an independent energy exploration and development company currently involved in the development of natural gas from leases encompassing over 160,000 gross acres in Kansas and Missouri. Its common stock is traded on the OTC Bulletin Board under the symbol "POIG".

Contact:

Petrol Oil and Gas, Inc.

Investor Information, 702-454-7318

www.petroloilandgas.com

or

CEOcast, Inc. for Petrol Oil and Gas

Andrew Hellman, 212-732-4300